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                                                                     EXHIBIT 15


CUC INTERNATIONAL INC. AND SUBSIDIARIES

EXHIBIT15-LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

October 31, 1997

Shareholders and Board of Directors
CUC International Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-3, No. 333-11031) and related Prospectus of HFS Incorporated, dated August 29, 1996, of our report dated June 13, 1997 relating to the unaudited condensed consolidated interim financial statements of CUC International Inc. that is included in its Quarterly Report on Form 10-Q for the quarter ended April 30, 1997, and incorporated by reference in the Joint Proxy Statement filed by CUC International Inc. and HFS Incorporated that is made a part of CUC International Inc.'s Registration Statement (Form S-4, No. 333-34517).

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


/s/ ERNST & YOUNG LLP
Stamford, Connecticut